MONARCH SERVICES, INC.
                              --------------------
                       RESTATED CERTIFICATE OF INCORPORATION

Monarch Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

The name of the Corporation is Monarch Services, Inc., and the name under which the Corporation was organized is Nation-Wide Diversified Corporation.

The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was August 26, 1976.

At a Special Meeting of the Board of Directors of the Corporation, a resolution was adopted declaring that a restatement of the Cerificate of Incorporation of the Corporation was advisable and directing that the proposed restatement be submitted for consideration by the Stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

Notice stating that a purpose of the Annual Meeting of Stockholders would be to take action upon the proposed restatement of the Certificate of Incorporation was given, as required by law, to all Stockholders of the Corporation entitled to vote thereon.

At the Annual Meeting of Stockholders of the Corporation next following the Special Meeting of Directors referred to above, the Stockholders of the Corporation duly adopted the proposed restatement in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law.

The restatement of the Certificate of Incorporation of the Corporation has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law and is set forth in full as follows:

       First:   The name of the Corporation shall be MONARCH SERVICES, INC.

      Second: The location of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

       Third:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        Fourth:   The  total number of shares of all classes of  capital  sstock which the Corporation shall have authority to issue is Three million one hundred thousand (3,100,000) shares which are divided into the following classes:

                        (a)  Three Million (3,000,000)
                    shares of Common Stock with a par
                    value of $0.25 per share; and


                        (b)  One Hundred Thousand (100,000)
                    shares of Preferred Stock with a par value of $.01 per share.

              The   designations,  voting  rights,  preferences  and   relative,
participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of stock are as follows:

                    1.  Issuance of Preferred Stock in Series.
                        -------------------------------------

                       Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors of the Corporation may determine. All shares of any one series of preferred stock will be identical with each other in all respects, except that shares of any one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of Section 2.

                   2.  Authority of the Board with Respect to Preferred Series.
                       -------------------------------------------------------

                        The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this certificate of Incorporation or any amendment hereto including, but not limited to, determination of any of the following:

                  (a) the distinctive serial designations and the number of shares constituting a series;

                  (b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (c) the voting powers, full or limited, if any, of the shares of the series;

                  (d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

                  (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dis-solution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

                  (f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

                  (g) whether the shares are convertible into, or exchange-able for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjust-ments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

                  (h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restric-tions of a series, as the Board of Directors my deem advisable and as are not inconsistent with the provisions of these Articles of Amendment and Restatement.

                   3.  Dividends
                       ---------

                        Before any dividends or any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends.

        Fifth:   The Board of Directors of the Corporation shall have the  power to alter, amend or repeal the By-Laws of the Corporation.

       SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, other than (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit. Nothing in this Article shall eliminate or limit the liability of a director for any act or omission occurring prior to the date this provision becomes effective.